UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
January 9, 2008
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13790 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)

13403 Northwest Freeway, Houston, Texas (Address of Principal Executive Offices)	77040-6094 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (713) 690-7300
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01.	Other Events.
     On January 9, 2008, HCC Insurance Holdings, Inc. (the “Company”), certain of its former and current officers and directors (the “Individual Defendants”) and the plaintiffs in Civil Action No. 07-456 (Consolidated); Bacas and Halgren, derivatively on behalf of HCC Insurance Holdings, Inc. v. Way et al. (the “Derivative Action”) filed a stipulation of settlement (the “Settlement”) to settle all pending derivative actions with the United States District Court for the Southern District of Texas, Houston Division (the “Court”). Prior to entering into the Settlement, a Special Litigation Committee made up of independent members of the Company’s Board of Directors, and assisted by independent counsel, conducted a good faith independent investigation of the allegations made in the Derivative Action, and after reviewing the substantive terms contained in the proposed Settlement concluded that the terms of the Settlement are in the best interest of the Company. The Settlement is subject to the approval by the Court. Under the terms of the Settlement, the Company has or will implement certain corporate governance reforms. The Company and its insurers have agreed to pay up to $3,000,000 to plaintiff’s counsel for their attorneys’ fees, subject to approval by the Court.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
	By:	/s/Frank J. Bramanti
Chief Executive Officer
Date: January 9, 2008